Exhibit 10.47

EMISPHERE TECHNOLOGIES, INC. — MANNKIND CORPORATION
PATENT PURCHASE AGREEMENT

     This Patent Purchase Agreement (“Agreement”) is entered into by and between Emisphere Technologies, Inc. (“Emisphere”) a Delaware corporation, having a business address at 240 Cedar Knolls Road, Cedar Knolls, New Jersey 07927, and MannKind Corporation, a Delaware corporation having a business address at 28903 North Avenue Paine, Valencia, California 91355 (“MannKind”).

RECITALS

     WHEREAS, Emisphere owns the Assigned Patents (as defined below);

     WHEREAS, MannKind desires to purchase the Assigned Patents from Emisphere;

     NOW, THEREFORE; the parties agree as follows:

1. DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following words, terms and phrases shall have the meanings assigned to them in this Section 1.1, unless specifically otherwise stated.

          1.1.1 “Affiliate” means, with respect to a party, a corporation, company or other entity that controls, is under common control or is controlled by such party. For purposes hereof, “control” means the direct or indirect ownership of over 50% of outstanding voting securities or shares of an entity; provided that a corporation, company or other entity shall be deemed to be an Affiliate (and be subject to the terms of this Agreement) only for so long as such control continues.

          1.1.2 “Assigned Patents” means (a) those patents and patent applications specifically set forth in Schedule 1; (b) all rights of priority in any of the foregoing patents and patent applications, and any divisional, continuation, continuation-in-part, substitute, request for continued examination, renewal, reexamination, or reissue of any of the foregoing patents and patent applications which have been or may be filed in the United States or elsewhere in the world; and (c) any patents which may be granted on any of the foregoing applications anywhere in the world. No other patents or patent applications are included in the Assigned Patents.

          1.1.3 “Effective Date” means the date this Agreement has been executed by both parties, as evidenced by the latter of the dates indicated in the signature block.

          1.1.4 “FDA” means the U.S. Food and Drug Administration.

2. TRANSFER AND ASSIGNMENT

     2.1 Patent Assignment. Emisphere hereby irrevocably transfers and assigns to MannKind the entire right, title and interest in the Assigned Patents, including the right to sue for any past infringement by any third party. The Parties acknowledge that, as of the Effective Date, MannKind is the sole owner of the Assigned Patents. Emisphere shall execute and deliver to MannKind the pro forma patent assignment set forth in Exhibit 1, dated as of the Effective Date, which MannKind will reasonably promptly record at the U.S. Patent and Trademark Office (“USPTO”).

     2.2 Perfection of Rights. Emisphere agrees to take any steps specified by Mannkind in writing (at MannKind’s expense) necessary to perfect MannKind’s title or rights to any subject matter intended to be vested in MannKind pursuant to this Agreement, including but not limited to executing oaths, assignments, powers of attorney, applications, and other papers necessary or desirable to fully secure to MannKind the rights, titles and interests conveyed herein.

     2.3 No Other Rights. Other than as expressly stated herein, no rights or licenses are granted or may be construed under this Agreement, expressly, by implication, inducement, estoppel or otherwise, with respect to any intellectual property rights owned by or controlled by Emisphere or its Affiliates or by MannKind or its Affiliates.

3. CONSIDERATION

     3.1 Patent Purchase Fee. The consideration for the Assigned Patents is Two Million, Five Hundred Thousand Dollars ($2,500,000.00), payable as specified below.

     3.2 Payment at Signing. MannKind agrees to pay Emisphere One Million, Five Hundred Thousand Dollars ($1,500,000.00) within three business days of the Effective Date.

     3.3 Payment at Time of FDA Filing. MannKind agrees to pay Emisphere Five Hundred Thousand Dollars ($500,000) within five business days of the first to occur of the following: (a) the date that the FDA accepts MannKind’s filing of a New Drug Application for its Technosphere® Insulin product and an associated pulmonary delivery system with the FDA, or (b) June 30, 2009.

     3.4 Payment at Time of FDA Approval. MannKind agrees to pay Emisphere Five Hundred Thousand Dollars ($500,000) within five business days of the first to occur of the following: (a) the date that MannKind obtains final approval from the FDA of the application described in Section 3.3 above, or (b) September 30, 2010.

     3.5 Taxes. The payments described above do not include any taxes (including any excise, sales, use, value added, withholding, and similar taxes), customs duties, tariffs or license fees, and payments to Emisphere are payable in full without reduction for any such taxes, duties, tariffs or fees. MannKind shall be responsible for and shall indemnify Emisphere for any and all taxes, customs duties, tariffs and license fees paid or payable, however designated, levied, or based on payments to Emisphere hereunder, but excluding United States federal, state and local taxes based on Emisphere’s net income.

If Emisphere has the legal obligation to pay or collect any such taxes, duties, tariffs, fees or other charges, excluding taxes on the net income of Emisphere, the appropriate amount shall be invoiced to MannKind and paid by MannKind within thirty (30) days after receipt of Emisphere’s invoice, unless MannKind provides Emisphere with a valid tax or other exemption certificate issued or authorized by the appropriate authority or provides Emisphere such other evidence requested by Emisphere to establish such exemption. MannKind shall provide Emisphere or its designee with official receipts issued by the appropriate taxing or other authority or such other evidence as is reasonably requested by Emisphere to establish that such taxes, duties, tariffs, fees or charges have been paid.

4. PATENT PROSECUTION, ENFORCEMENT AND DEFENSE

     4.1 Deliverables. On the Effective Date, Emisphere shall (a) deliver to MannKind docket reports from Emisphere’s intellectual property in-house and/or external counsel (the latter, “Legacy IP Counsel”) for the Assigned Patents; and (b) instruct its in-house and/or Legacy IP Counsel to make accessible to MannKind copies of all correspondence from the USPTO or any other patent office relating to the Assigned Patents.

     4.2 Assigned Intellectual Property Rights. MannKind assumes responsibility for all prosecution, maintenance and enforcement of the Assigned Patents at its sole discretion, including retaining replacement counsel therefor. MannKind acknowledges that Legacy IP Counsel is not required to undertake or continue any prosecution of the Assigned Patents, but may do so upon mutual agreement with MannKind.

     4.3 Patent Prosecution Assistance. Emisphere shall provide MannKind with patent prosecution assistance pursuant to Section 4.1.

     4.4 Patent Enforcement/Defense Assistance. If mutually agreed between the parties, Emisphere may provide MannKind with patent enforcement and/or defense assistance pursuant to Section 4.2.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 Mutual Representations and Warranties. Each party represents and warrants to the other that:

          5.1.1 It has all requisite corporate power to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

          5.1.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate actions on the part of such party; and

          5.1.3 This Agreement has been duly and validly executed and delivered by it and constitutes a legal and binding obligation, enforceable against it in accordance with its terms.

     5.2 Emisphere Representations and Warranties. Emisphere represents and warrants that, as of the Effective Date: (a) Emisphere owns, and has the right to assign, the entire right, title and interest in and to the Assigned Patents; (b) there are no outstanding licenses, liens, security interests, claims, options, or other grants or encumbrances with respect to the Assigned Patents; (c) except for prosecution of the Assigned Patents before the USPTO, no actions, suits, or claims have been filed or are pending before any court or governmental agency challenging the validity or enforceability of the Assigned Patents; (d) there are no reexamination, reissue, or interference proceedings before the USPTO or any other patent office with respect to the Assigned Patents; (e) with the exception of the Assigned Patents, Emisphere is not the assignee of any pending patent applications or issued patents, containing claims which would necessarily be infringed by practicing the current claims in the Assigned Patents (i.e., as of the Effective Date), and no assignments of any such applications or patents are owed to Emisphere by any inventors or third parties.

     5.3 Term of Representations and Warranties. The representations and warranties contained in Sections 5.1 and 5.2 of this Agreement shall commence on the Effective Date, and expire on the six (6) year anniversary thereof. Any claims for breach thereof must be tendered within such six (6) year period.

     5.4 Disclaimers. Except as expressly stated in this Agreement, nothing shall be construed as:

          5.4.1 constituting any representation or warranty that any claims in the Assigned Patents will be granted by the relevant patent office(s);

          5.4.2 obligating any party to defend, indemnify or hold harmless any other party from any suits, actions, claims or causes of action alleging infringement of, misappropriation of or violation of any third party’s intellectual property rights;

          5.4.3 imposing on any party an obligation to bring or prosecute actions or suits against third parties for infringement; or

          5.4.4 requiring any party to furnish or disclose to any other party any technical or other information whatsoever.

          5.5 Emisphere Covenant Not to Sue. Emisphere covenants that it will not assert against MannKind, or MannKind’s manufacturers, licensees, distributors or customers, any claim of direct or indirect patent infringement arising from the manufacture, sale, import, distribution or use of any diketopiperazine-based delivery system for biologically active agents. Emisphere agrees that this covenant not to sue is and shall be binding on its affiliates, successors, licensees and assignees.

6. LIMITATION OF LIABILITY

     IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR FOR LOSS OF PROFITS, LOSS OF DATA, OR ANY OTHER ECONOMIC LOSS, HOWEVER IT ARISES AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT EITHER PARTY OR THEIR AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY AMOUNT IN EXCESS OF THE CONSIDERATION PAID HEREUNDER BY MANNKIND FOR ANY AND ALL CLAIMS FOR BREACH OR INDEMNIFICATION HEREUNDER IN THE AGGREGATE.

7. MISCELLANEOUS

     7.1 Notices.

          7.1.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by certified mail, charges prepaid, or overnight courier, addressed as follows:

To MannKind:	To Emisphere:

MannKind Corporation	Emisphere Technologies, Inc.
Attention: David Thomson, General	Attention: General Counsel
Counsel	240 Cedar Knolls Road
28903 North Avenue Paine	Cedar Knolls, New Jersey 07927
Valencia, California 91355

          7.1.2 Any such notice or other communication shall be deemed to have been given and received on the day on which it was personally delivered or, if mailed, on the third (3rd) business day following the date of mailing or, if couriered overnight, on the next following business day.

          7.1.3 Either party may change its address for service at any time by giving notice to the other party in accordance with this Section 8.

     7.2 Entire Agreement. This Agreement, together with the agreements specifically contemplated herein or entered into or delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided or as provided in other documents executed and delivered by the parties in connection herewith.

     7.3 Governing Law; Jurisdiction/Venue. This agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without reference to choice of laws or conflict of laws principles.

If Emisphere brings an action to enforce or otherwise relating to this Agreement, it shall bring such action in the state or federal courts located in Los Angeles County, California. If MannKind brings an action to enforce or otherwise relating to this Agreement, it shall bring such action in the state or federal courts located in Westchester County, New York (or, if no federal court is located in Westchester County, the federal court serving Westchester County). This choice of jurisdiction and venue does not prevent either party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction. In any lawsuit arising out of or relating to this Agreement, the prevailing party shall recover its reasonable costs and attorney fees.

     7.4 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the parties hereto shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid, illegal or unenforceable.

     7.5 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, and no waiver shall constitute a continuing waiver unless otherwise provided.

     7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     7.7 Rules of Construction. Unless the context otherwise requires, in this Agreement:

          7.7.1 The words “include,” “includes” and “including” means “include,” “includes” or “including,” in each case, “without limitation;”

          7.7.2 Reference to any agreement or other instrument referred to herein shall mean such agreement or other instrument as amended, modified, replaced or supplemented from time to time to the extent permitted by applicable provisions thereof and by this Agreement;

          7.7.3 The division of this Agreement into Sections, paragraphs, Schedules and Exhibits and the insertion of headings and an index are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement;

          7.7.4 Unless otherwise specified herein, any reference in this Agreement to a Section, paragraph, Schedule or Exhibit refers to the specified Section or paragraph of or Schedule or Exhibit to this Agreement;

          7.7.5 The terms “this Agreement,” “hereof,” “herein,” “hereunder” and similar expressions refer to this Agreement and not to any particular part, Section, paragraph or other provision hereof;

          7.7.6 Reference to any statute shall be deemed to be a reference to such statute as amended, reenacted or replaced from time to time;

          7.7.7 Time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

          7.7.8 The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party, shall not be applicable in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have agreed as of the date first written above.

EMISPHERE TECHNOLOGIES, INC.		MANNKIND CORPORATION

Signature:	/s/ Paul Lubetkin	Signature:	/s/ David Thomson
	Paul Lubetkin		David Thomson
	Vice President, General		Vice President, General
	Counsel, and Corporate		Counsel, and Corporate
	Secretary		Secretary

Date: February 8, 2008		Date: February 8, 2008

SCHEDULE 1 – ASSIGNED PATENTS (INCLUDING PATENT
APPLICATIONS)

TITLE	U.S. PATENT (OR PATENT	ISSUE/FILING DATE
APPLICATION) NO.
Diketopiperazine-based delivery	U.S. Patent No. 5,693,338	Filed: 09/29/1994
systems		Issued: 12/02/1997
Diketopiperazine-based delivery	U.S. Patent No. 5,976,569	Filed: 04/29/1997
systems		Issued: 11/02/1999
Carbon-substituted	U.S. Patent No. 6,331,318	Filed: 09/30/1994
diketopiperazine delivery systems		Issued: 12/18/2001
Carbon-substituted	U.S. Patent No. 6,395,774	Filed: 08/13/2001
diketopiperazine delivery systems		Issued: 05/28/2002
Carbon-substituted	U.S. Patent No. 6,663,898	Filed: 04/19/2002
diketopiperazine delivery systems		Issued: 12/16/2003
Carbon-substituted	U.S. Patent No. 6,906,030	Filed: 05/21/2003
diketopiperazine delivery systems		Issued: 06/14/2005
Carbon-substituted	U.S. Patent No. 7,276,534	Filed: 02/18/2005
diketopiperazine delivery systems		Issued: 10/02/2007
Carbon-substituted	U.S. Patent Application No.	Filed: 09/21/2007
diketopiperazine delivery systems	11/859,506	Issued: n/a

Exhibit 1 – Patent Assignment Form (attached)

ASSIGNMENT OF PATENT RIGHTS

     This ASSIGNMENT OF PATENT RIGHTS, dated February 8, 2008 (this “Assignment”), is entered into by Emisphere Technologies, Inc., a Delaware corporation having a business address at 240 Cedar Knolls Road, Cedar Knolls, New Jersey 07027 (“Assignor”), for the benefit of MannKind Corporation, a Delaware corporation having a business address at 28903 North Avenue Paine, Valencia, California 91355 (“Assignee”).

     WHEREAS, Assignor has agreed to sell and assign, and the Assignee has agreed to buy and acquire all of Assignor’s rights, title and interests in and to the letters patents and patent applications set forth in Exhibit A attached hereto (the “Assigned Patents and Patent Applications”).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee any and all worldwide rights, title and interests Assignor holds, or may hold, in and to the Assigned Patents and Patent Applications, together with all rights derived therefrom, including but not limited to the right to sue for and collect damages for past, present and future infringement.

     Assignor further agrees that, should additional or further documentation of the assignment be required for whatever reason, Assignor will, without further consideration, provide or execute such other information or documents as may be necessary upon Assignee’s reasonable request.

     This Assignment shall be binding on and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment will be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and performed entirely therein, without regard to the principles of choice of law or conflicts or law of any jurisdiction. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Assignment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     IN WITNESS WHEREOF, Assignor has caused this Assignment of Patent Rights to be executed by its duly authorized representatives effective as of the date first written above.

Emisphere Technologies, Inc.

By:	/s/ Paul Lubetkin
Name: Paul Lubetkin
Title: V.P, General Counsel, and
Secretary

STATE OF NEW JERSEY

COUNTY OF MORRIS

     On this 11th day of February, 2008, before me, a Notary Public in and for said State, personally appeared Paul Lubetkin personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.

/s/ Francis Van Ness
Notary Public

EXHIBIT A

ASSIGNED PATENTS AND PATENT APPLICATIONS

TITLE	U.S. PATENT (OR PATENT	ISSUE/FILING DATE
APPLICATION) NO.
Diketopiperazine-based delivery	U.S. Patent No. 5,693,338	Filed: 09/29/1994
systems		Issued: 12/02/1997
Diketopiperazine-based delivery	U.S. Patent No. 5,976,569	Filed: 04/29/1997
systems		Issued: 11/02/1999
Carbon-substituted	U.S. Patent No. 6,331,318	Filed: 09/30/1994
diketopiperazine delivery systems		Issued: 12/18/2001
Carbon-substituted	U.S. Patent No. 6,395,774	Filed: 08/13/2001
diketopiperazine delivery systems		Issued: 05/28/2002
Carbon-substituted	U.S. Patent No. 6,663,898	Filed: 04/19/2002
diketopiperazine delivery systems		Issued: 12/16/2003
Carbon-substituted	U.S. Patent No. 6,906,030	Filed: 05/21/2003
diketopiperazine delivery systems		Issued: 06/14/2005
Carbon-substituted	U.S. Patent No. 7,276,534	Filed: 02/18/2005
diketopiperazine delivery systems		Issued: 10/02/2007
Carbon-substituted	U.S. Patent Application No.	Filed: 09/21/2007
diketopiperazine delivery systems	11/859,506	Issued: n/a